Exhibit 99.1

FTS INTERNATIONAL ANNOUNCES FIRST QUARTER FINANCIAL AND OPERATIONAL RESULTS

April 30, 2018

FORT WORTH, TEXAS — (BUSINESS WIRE) — FTS International, Inc. (“FTSI,” the “Company,” “we,” or “our”) today reported financial and operational results for the three months ended March 31, 2018.

First Quarter Summary

•                  Revenue was $467.5 million and net income was $78.7 million in the first quarter of 2018. Revenue was up from $458.7 million and net income was down from $92.9 million in the fourth quarter of 2017.

•                  Adjusted EBITDA was $129.1 million in the first quarter of 2018, down from $138.5 million in the fourth quarter of 2017.

•                  Annualized adjusted EBITDA per fleet was $18.8 million, down from $21.1 million in the fourth quarter of 2017 due to lower efficiencies caused by weather disruptions.

•                  Completed initial public offering on February 6, 2018 with net proceeds of $303 million, which, combined with cash from the business, was used to repay $395 million of debt.

•                  Subsequent to March 31, 2018, we utilized cash from the business to repay an additional $50 million of debt.

Operational Highlights

Our average active fleets during the first quarter of 2018 was 27.5, up from 26.2 in the fourth quarter of 2017. We ended the first quarter of 2018 with 28 active fleets and four inactive fleets. We currently anticipate reactivating our 29th fleet in June or July and intend to reactivate one or two additional fleets in the third quarter of 2018.

We completed 8,152 stages during the first quarter of 2018, or 296.4 stages per active fleet. Efficiencies were down from the fourth quarter of 2017 due to weather disruptions that were concentrated in the beginning of the first quarter of 2018. However, we achieved efficiencies that progressively improved throughout the quarter and we exited the first quarter with efficiencies that exceeded the third and fourth quarters of 2017.

During the first quarter of 2018, we continued the construction of two additional fleets, which we expect to complete before the end of the year.

Liquidity and Capital Resources

Capital expenditures were $37.8 million for the first quarter of 2018.

The net proceeds from our initial public offering, combined with cash from the business, was used to repay $395 million of debt, which reduced the principal amount of debt outstanding to $735 million as of

March 31, 2018. In addition, we utilized cash on hand to reduce the balance of our term loan due 2021 by an additional $50 million in April 2018.

We ended the first quarter of 2018 with $155.5 million of cash and $171.3 million in availability under our revolving credit facility, which had no borrowings outstanding.

Conference Call

The Company will host a conference call to discuss the financial results at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Tuesday, May 1, 2018. Presenting the Company’s results will be Michael Doss, Chief Executive Officer, Buddy Petersen, Chief Operating Officer and Lance Turner, Chief Financial Officer.

Individuals wishing to participate in the conference call should dial (877) 256-4778 or (212) 271-4657 for international callers. For interested individuals unable to join by telephone, a replay will be available shortly after the call and can be accessed by dialing (800) 633-8284, or for international callers (402) 977-9140, and entering the passcode 21887254. Interested parties are encouraged to dial in 10-15 minutes prior to the start of the conference call. The replay will be available for 3 weeks.

Annual Report on Form 10-K

The Company previously filed its annual report on Form 10-K for the fiscal year-ended December 31, 2017, with the Securities and Exchange Commission (“SEC”) on March 9, 2018.  The filing can be accessed through the “Investors Relations” section of our company website at www.FTSI.com by selecting the “SEC Filings” link under the “Investors Relations” tab, as well as on the SEC website at www.SEC.gov.

Stockholders may request a hard copy of the annual report, which includes the Company’s audited financial statements, free of charge.  Requests should be submitted in writing to FTS International, Inc., c/o Investor Relations, 777 Main Street, Suite 2900, Fort Worth, Texas 76102.

About FTS International, Inc.

FTS International, Inc. is one of the largest providers of hydraulic fracturing services in North America. Our services enhance hydrocarbon flow from oil and natural gas wells drilled by exploration and production companies in shale and other unconventional resource formations.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that we define as earnings before interest; income taxes; and depreciation and amortization, as well as, the following items, if applicable: gain or loss on disposal of assets; debt extinguishment gains or losses; inventory write-downs, asset and goodwill impairments; gain on insurance recoveries; acquisition earn-out adjustments; stock-based compensation; and acquisition or disposition transaction costs. The most comparable financial measure to Adjusted EBITDA under GAAP is net income or loss. Adjusted EBITDA is used by management to evaluate the operating performance of our business for comparable periods and it is a metric used for management incentive compensation. Adjusted EBITDA should not be used by investors or others as the sole basis for formulating investment decisions, as it excludes a number of important items. We believe Adjusted EBITDA is an important indicator of operating performance because it excludes the effects of our capital structure and certain non-cash items from our operating results. Adjusted EBITDA is also commonly used by investors in the oilfield services industry to measure a company’s operating performance, although our definition of Adjusted EBITDA may differ from other industry peer companies.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the completion and activation of newbuild fleets, the reactivation of inactive fleets and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on FTSI’s current expectations and assumptions regarding capital market conditions, FTSI’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, FTSI’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, and FTSI’s competitive environment. Any forward-looking statement made in this press release speaks only as of the date on which it is made. FTSI undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in FTSI’s filings with the SEC. The risk factors and other factors noted in our filings with the SEC could cause our actual results to differ materially from those contained in any forward-looking statement.

Consolidated Statements of Operations

	Three Months Ended
(In millions)	March 31, 2018	December 31, 2017	March 31, 2017

Revenue
Revenue	$425.1	$446.6	$191.9
Revenue from related parties	42.4	12.1	21.6
Total revenue	467.5	458.7	213.5

Operating expenses
Costs of revenue	312.2	299.9	174.8
Selling, general and administrative	25.8	19.0	19.5
Depreciation and amortization	20.6	21.4	21.8
Impairments and other charges	2.0	0.4	0.1
Loss (gain) on disposal of assets, net	0.5	0.2	(0.4)
Gain on insurance recoveries	—	—	(2.6)
Total operating expenses	361.1	340.9	213.2

Operating income	106.4	117.8	0.3

Interest expense, net	(17.4)	(21.9)	(21.2)
Loss on extinguishment of debt, net	(9.3)	(1.4)	—
Equity in net (loss) income of joint venture affiliate	—	(0.9)	0.9

Income (loss) before income taxes	79.7	93.6	(20.0)
Income tax expense	1.0	0.7	0.1

Net income (loss)	$78.7	$92.9	$(20.1)

Consolidated Balance Sheets

	March 31,	December 31,
(In millions)	2018	2017

ASSETS
Current assets
Cash and cash equivalents	$155.5	$208.1
Accounts receivable, net	263.2	231.1
Accounts receivable from related parties	37.2	3.0
Inventories	53.3	44.5
Prepaid expenses and other current assets	8.8	19.9
Total current assets	518.0	506.6

Property, plant, and equipment, net	278.3	270.9
Intangible assets, net	29.5	29.5
Investment in joint venture affiliate	21.2	21.0
Other assets	7.5	3.0
Total assets	$854.5	$831.0

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$158.1	$138.3
Accrued expenses and other current liabilities	53.0	44.4
Total current liabilities	211.1	182.7

Long-term debt	727.2	1,116.4
Other liabilities	1.4	0.4
Total liabilities	939.7	1,299.5

Series A convertible preferred stock (a)	—	349.8

Stockholders’ deficit
Common stock	36.4	35.9
Additional paid-in capital	4,366.0	3,712.1
Accumulated deficit	(4,487.6)	(4,566.3)
Total stockholders’ deficit	(85.2)	(818.3)
Total liabilities and stockholders’ deficit	$854.5	$831.0

(a)         Recapitalized to common stock directly prior to our initial public offering. See our SEC filings located on our website (www.FTSI.com) or the SEC EDGAR database (www.SEC.gov) for details on this conversion.

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended
(In millions)	March 31, 2018	December 31, 2017	March 31, 2017
Net income (loss)	$78.7	$92.9	$(20.1)
Interest expense, net	17.4	21.9	21.2
Income tax expense (benefit)	1.0	0.7	0.1
Depreciation and amortization	20.6	21.4	21.8
Loss (gain) on disposal of assets, net	0.5	0.2	(0.4)
Loss on extinguishment of debt, net	9.3	1.4	—
Stock-based compensation	1.6	—	—
Gain on insurance recoveries	—	—	(2.6)
Adjusted EBITDA	$129.1	$138.5	$20.0